UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021

(Commission File Number)	(Exact Name of Registrant as Specified in Its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398766

333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398767

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Depositary Units of Icahn Enterprises L.P. Representing Limited Partner Interests	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 22, 2021, Icahn Enterprises L.P. (“Icahn Enterprises”) and Icahn Enterprises Finance Corp. (together with Icahn Enterprises, the “Company”) caused the Trustee (as defined below) to deliver on the Company’s behalf a second supplemental notice of conditional redemption to The Depositary Trust Company (“DTC”), in accordance with DTC’s applicable procedures, stating that the Company elected, in its sole discretion, to delay the redemption date set forth in the Company’s previous supplemental notice of conditional redemption to holders of the Company’s outstanding 6.250% Senior Notes due 2022 (the “2022 Notes”), whereby the Company elected to redeem, subject to the satisfaction of the conditions precedent set forth therein, any and all (after giving effect to the consummation of the Company’s redemption of $750,000,000 principal amount of 2022 Notes on February 1, 2021) outstanding 2022 Notes (or such lesser amount as set forth therein), which were issued under an indenture, dated as of January 18, 2017, among the Company, Icahn Enterprises Holdings L.P., as guarantor, and Wilmington Trust, National Association, as trustee (the “Trustee”). As a result of such election, the redemption date will be the New Redemption Date (as defined below).

The redemption is subject to the satisfaction of the following conditions precedent: (i) on or prior to the New Redemption Date, the receipt by the Company of net proceeds in an amount equal to at least $455,000,000 (or such other amount as may be determined by the Company in its sole discretion and provided that, for the avoidance of doubt, if such amount received is less than $455,000,000, then as set forth in the second supplemental notice of conditional redemption, the Company does instead elect to redeem the maximum aggregate principal amount of 2022 Notes possible using such net proceeds as determined by the Company in its sole discretion) from one or more debt transactions and other related transactions, in each case in a form, on terms, subject to conditions and pursuant to documentation satisfactory to the Company in its sole discretion (collectively, the “Debt Transactions”) and (ii) at least one business day prior to the New Redemption Date, the delivery to the Trustee of written notice by the Company (in its sole discretion) to the effect that such consummation of the Debt Transactions has occurred (as so determined and as and to the extent so required by the Company) and the principal amount of the 2022 Notes to be redeemed. The redemption date (the “New Redemption Date”) will be February 1, 2022 (subject to the satisfaction of the conditions precedent and which date may be earlier if the conditions precedent are deemed satisfied or waived by the Company, in its sole discretion (such determination to be provided by written notice to DTC in accordance with DTC’s applicable procedures and to the Trustee)), and the redemption price will be equal to 100.000% of the principal amount of the 2022 Notes redeemed, plus accrued and unpaid interest and special interest, if any, thereon to, but not including, the New Redemption Date. If less than all 2022 Notes are redeemed pursuant to the second supplemental notice of conditional redemption, the 2022 Notes will be selected for redemption in accordance with the applicable requirements of DTC and, after the New Redemption Date, upon surrender of a 2022 Note that is redeemed in part, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original 2022 Note. In the event that the conditions precedent are not satisfied by the New Redemption Date and the 2022 Notes are not redeemed pursuant to the second supplemental notice of conditional redemption, the 2022 Notes will mature on February 1, 2022 and will otherwise be redeemed in accordance with the terms of the Indenture on such maturity date.

The above description of the second supplemental notice of conditional redemption is not complete and is qualified in its entirety by reference to the second supplemental notice of conditional redemption, which is filed hereto as Exhibit 99.1 and is incorporated by reference herein.

This Current Report on Form 8-K does not constitute a notice of redemption of the 2022 Notes. There can be no assurances that the conditions precedent to the redemption will be satisfied or that the redemption will occur pursuant to the second supplemental notice of conditional redemption.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Second Supplemental Notice of Conditional Redemption, dated as of March 22, 2021
104	Cover Page Interactive Data File (formatted in Inline XBRL in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

	By:	Icahn Enterprises G.P. Inc., its general partner

		By:	/s/ Ted Papapostolou
Date: March 22, 2021			Ted Papapostolou
Chief Accounting Officer

ICAHN ENTERPRISES HOLDINGS L.P.
(Registrant)

	By:	Icahn Enterprises G.P. Inc., its general partner

		By:	/s/ Ted Papapostolou
Date: March 22, 2021			Ted Papapostolou
Chief Accounting Officer